                                                                  Exhibit 99.(n)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated January 31, 2004 accompanying the consolidated financial statements of The Penn Mutual Life Insurance Company, and to the use of our report dated March 19, 2004 accompanying the financial statements of Penn Mutual Variable Life Account I in the Post-Effective Amendment No. 15 to Registration Statement No. 33-87276 on Form N-6 and the related Prospectus of Penn Mutual Variable Life Account I.

/S/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 21, 2004